UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

PENNS WOODS BANCORP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee paid previously with preliminary materials.

☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

2022 SPECIAL MEETING

PENNS

WOODS

BANCORP, INC.

PENNS WOODS BANCORP, INC.
300 Market Street
Williamsport, PA 17701

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Our Shareholders:

A Special Meeting of Shareholders (the “Special Meeting”) of Penns Woods Bancorp, Inc. (the “Corporation”) will be held on Tuesday, November 8, 2022 at 9:00 A.M. The Special Meeting will be held virtually via the Internet, and shareholders can access the Special Meeting and vote and submit questions by visiting www.meetnow.global/MR69M5J. Only shareholders of record at the close of business on August 15, 2022 are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.

At the Special Meeting, we will consider the following matters:

1.       Approval of a proposal to amend Article 13 of the Corporation’s articles of incorporation (the “Articles Amendment”) to eliminate the 66-2/3% supermajority shareholder vote required by Article 13 to approve a merger, consolidation, liquidation, or dissolution of the Corporation, or any action that would result in the sale or disposition of all or substantially all of the Corporation, provided that the subject transaction is approved in advance by the affirmative vote of 75% or more of the members of the Corporation’s Board of Directors;

2.       Approval of a proposal to authorize one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Articles Amendment; and

3.       Such other business as may properly come before the Special Meeting, and any adjournment or postponement thereof.

The Board of Directors recommends that you vote “FOR” each of the proposals.

You are urged to vote your shares by using the Internet at http://www.investorvote.com/pwod-sm or by telephone by calling 1-800-652-8683 (toll-free) on a touch-tone phone and using the control number located on the proxy card. You may also vote your shares by promptly returning your proxy card (marked, signed, and dated) in the enclosed postage-paid envelope. Finally, you may vote at the Special Meeting by following the instructions at www.meetnow.global/MR69M5J. The voting of your shares will help in assuring the presence of a quorum. The prompt voting of your shares by Internet, phone, or the return of your proxy card, regardless of the number of shares you hold, will aid the Corporation in reducing the expense of additional proxy solicitation. If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program provided through Broadridge Corporate Issuer Solutions that allows you to vote via the Internet. If so, the voting form your nominee sends you will provide voting instructions.

You may access the following proxy materials at http://www.edocumentview.com/pwod-SM:

•	Notice of Special Meeting of Shareholders;

•	Proxy Statement, dated September 2, 2022; and

•	Proxy Card for Special Meeting.

You are encouraged to attend the virtual Special Meeting at www.meetnow.global/MR69M5J using the control number found on your proxy card.

You may vote during the Special Meeting by following the instructions available on the Special Meeting website during the Meeting.

Thank you for your continued support of Penns Woods Bancorp, Inc.

By Order of the Board of Directors

Richard A. Grafmyre
Chief Executive Officer

September 2, 2022

PENNS WOODS BANCORP, INC.
300 Market Street
Williamsport, PA 17701

PROXY STATEMENT FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD TUESDAY, NOVEMBER 8, 2022

Introduction: Date and Time of Virtual Special Meeting

This proxy statement is being furnished in connection with the solicitation by the Board of Directors of Penns Woods Bancorp, Inc. (the “Corporation”), a Pennsylvania business corporation, of proxies to be voted at the Special Meeting (the “Special Meeting”) of holders of the Corporation’s common stock (the “Common Stock”) to be held virtually via the Internet on Tuesday, November 8, 2022, at 9:00 A.M., and any adjournment or postponement thereof.

Shareholders may attend the Special Meeting by logging in at www.meetnow.global/MR69M5J. To log on, shareholders will need the control number that is printed on the proxy card. If your shares are held in the name of a bank, brokerage firm or other nominee, you should follow the instructions provided by them to participate in the Special Meeting. We recommend that shareholders log in 15 minutes before the start of the Special Meeting to ensure sufficient time to complete any check in procedures. If you encounter any difficulties logging onto www.meetnow.global/MR69M5J or during the Meeting, there will be a 1-800 number available on the website to assist you. Technical support will be available 30 minutes prior to the start of the Meeting and through the conclusion of the Meeting.

The principal executive office of the Corporation is located at 300 Market Street, Williamsport, PA 17701. All inquiries should be directed to Richard A. Grafmyre, Chief Executive Officer of the Corporation, at (570) 322-1111. Jersey Shore State Bank (“JSSB”) and Luzerne Bank (“Luzerne” and together with JSSB referred to as the “Banks”) are wholly owned subsidiaries of the Corporation.

Solicitation and Revocability of Proxies

This proxy statement and enclosed proxy card are first being sent to shareholders of the Corporation on or about September 2, 2022. Shares properly represented by the proxy will be voted in accordance with the specifications made thereon by the shareholders. Any proxy not specifying to the contrary will be voted “FOR” the proposal to amend Article 13 of the Corporation’s articles of incorporation (the “Articles Amendment”) to eliminate the 66-2/3% supermajority shareholder vote required by Article 13 to approve a merger, consolidation, liquidation, or dissolution of the Corporation, or any action that would result in the sale or disposition of all or substantially all of the assets of the Corporation, provided that the subject transaction is approved in advance by the affirmative vote of 75% or more of the members of the Corporation’s Board of Directors and “FOR” the proposal to approve of one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Articles Amendment (the “Adjournment Proposal”). The execution and return of the enclosed proxy card will not affect the right of a shareholder of record to attend the Special Meeting and to vote during the Special Meeting by following the instructions available on the Special Meeting website. Shareholders may also vote by telephone or Internet as provided on the enclosed proxy card.

The cost of assembling, printing, mailing, and soliciting proxies and any additional material that the Corporation may furnish shareholders in connection with the Special Meeting will be borne by the Corporation. In addition to the solicitation of proxies by use of the mails, directors, officers, and employees of the Corporation and/or the Banks may solicit proxies, without additional compensation, by telephone, electronic transmission, or personal interview, with nominal expense to the Corporation. We have engaged Alliance Advisors LLC (“Alliance Advisors”) to assist with the solicitation of proxies for an estimated fee of $18,000, plus reimbursement of expenses. We have agreed to indemnify Alliance Advisors against certain liabilities arising out of our agreement with Alliance Advisors. The Corporation will also pay the standard charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy soliciting material to the beneficial owners of shares.

Shareholders with questions regarding the Special Meeting, including how to vote at the Special Meeting, may contact Alliance Advisors at the following toll-free number: (855) 200-8321.

A shareholder of record who returns a proxy may revoke the proxy at any time before it is voted (1) by giving written notice of revocation to Richard A. Grafmyre, Chief Executive Officer, Penns Woods Bancorp, Inc., 300 Market Street, Williamsport, PA 17701, (2) by executing a later-dated proxy and giving written notice thereof to the Secretary of the Corporation, or (3) by voting at the Special Meeting.

If your shares are held in “street name” (that is, through a broker, trustee, or other holder of record), you will receive a proxy card from your broker seeking instructions as to how your shares should be voted. If no voting instructions are given, your broker or nominee has discretionary authority to vote your shares on your behalf on certain routine matters. A “broker non-vote” results on a matter when your broker or nominee returns a proxy but does not vote on a particular proposal because it does not have discretionary authority to vote on that proposal and has not received voting instructions from you. Under the rules of The New York Stock Exchange, the proposal to approve the Articles Amendment (“Proposal No. 1”) would not be considered a routine matter and, accordingly, your broker or nominee would not have discretionary authority to vote on Proposal No. 1. The Adjournment Proposal would be considered a routine matter under the rules of the New York Stock Exchange and, accordingly, your broker or nominee would have discretionary authority to vote on the Adjournment Proposal (“Proposal No. 2”).

Quorum

Under the Corporation’s bylaws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast will constitute a quorum for transaction of business at the Special Meeting. Votes withheld, abstentions and broker non-votes will be counted in determining the presence of a quorum.

Voting Securities/Required Vote

Holders of record of Common Stock at the close of business on August 15, 2022 will be entitled to notice of and to vote at the Special Meeting. On August 15, 2022 there were 7,052,242 shares of Common Stock outstanding. Each share of Common Stock outstanding as of the close of business on August 15, 2022, is entitled to one vote on each matter that comes before the Special Meeting.

Under Article 13 of the Corporation’s articles of incorporation, the affirmative vote of holders of at least 66-2/3% of the outstanding shares of Common Stock is required to approve the proposed amendment to Article 13 of the Corporation’s articles of incorporation (“Proposal No. 1”). The affirmative vote of a majority of votes cast by shareholders at the Special Meeting is required to approve the proposal to approve of one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Articles Amendment (“Proposal No. 2”). Because abstentions and broker non-votes are not affirmative votes in favor of Proposal No. 1, broker non-votes and abstentions will affect the outcome of the vote on Proposal No. 1, which requires the affirmative vote of at least 66-2/3% of the outstanding shares of Common Stock. Because, under Pennsylvania law and the Corporation’s articles of incorporation and bylaws, abstentions and broker non-votes are not counted as votes “cast,” broker non-votes and abstentions will not affect the outcome of the vote on Proposal No. 2.

All proxies properly executed and not revoked will be voted as specified.

PROPOSAL NO. 1
AMENDMENT TO ARTICLES OF INCORPORATION

Background/Purpose and Effect of Articles of Amendment

In evaluating the current voting requirement contained in Article 13 of the articles of incorporation, the Board of Directors considered, among other matters, positions for and against the current voting standard imposed by the articles of incorporation and the viewpoints regarding supermajority voting provisions expressed by investors, and reviewed trends and practices in corporate governance, as well as the corporate governance practices and policies of other financial services corporations. Supermajority voting requirements, such as those contained in Article 13, are intended to promote corporate stability and provide protection against non-negotiated attempts to acquire control of the Corporation by requiring broad shareholder consensus to approve certain fundamental changes. Although the Board of Directors believes that supermajority voting provisions for potential change of control transactions can benefit shareholders, the Board of Directors also recognizes that supermajority voting provisions can make negotiated transactions involving a change in control of the Corporation, including transactions supported by all or a substantial majority of the Board of Directors, more difficult or costly to complete due to the necessity of soliciting and obtaining a supermajority vote of shareholders. Over the past three annual meetings of shareholders from 2020 through 2022, the percentage of outstanding shares represented in person and by proxy at the annual meeting has been declining, and was 79.1%, 75.8%, and 73.2%, in 2020, 2021, and 2022, respectively.

Currently, Article 13 of the articles of incorporation provides, in relevant part, that no merger, consolidation, liquidation or dissolution of the Corporation nor any action that would result in the sale or other disposition of all or substantially all of the assets of the Corporation shall be valid unless first approved by the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Common Stock.

The proposed Articles Amendment, which has been approved unanimously by the Board of Directors, would add an exception to the requirement for a 66-2/3% affirmative vote of holders of shares of outstanding Common Stock to approve a merger, consolidation, liquidation or dissolution of the Corporation, or any action that would result in the sale or other disposition of all or substantially all of the assets of the Corporation, if 75% or more of the members of the Board of Directors approve the transaction in advance; in such a case, the transaction would be subject to the default shareholder approval standard under the Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”), which provides that, except as otherwise provided in the BCL or in a bylaw adopted by the shareholders, whenever any corporate action is to be taken by a vote of shareholders, it will be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon (and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by shareholders entitled to vote as a class). For these purposes, abstentions and broker non-votes are not considered votes “cast.” Accordingly, the effect of the proposed Articles Amendment would be to reduce the shareholder vote required to approve a merger, consolidation, liquidation or dissolution of the Corporation, or any action that would result in the sale or other disposition of all or substantially all of the assets of the Corporation, which was approved in advance by 75% or more of the members of the Board of Directors, from 66-2/3% of the outstanding shares of Common Stock to a majority of votes cast at the meeting of shareholders at which the transaction is considered. Correspondingly, if a subject transaction were not approved in advance by 75% or more of the members of the Board of Directors, the shareholder approval voting standard would remain at 66-2/3% of the outstanding shares of Common Stock.

The Board of Directors believes that the Articles of Amendment will permit the Board greater flexibility to evaluate any proposal relating to a potential change of control of the Corporation, with the higher shareholder vote required for any transaction not affirmatively approved in advance by at least 75% of the members of the Board of Directors while also reducing the shareholder vote requirement for a transaction affirmatively approved in advance by 75% of more of the members of the Board of Directors. Although the Corporation is not a party to any agreement, arrangement or understanding with any third party, or engaged in any discussions with any third party, involving a potential change in control of the Corporation, the Board of Directors believes that the Articles Amendment will provide greater flexibility to negotiate and complete a change in control transaction involving the Corporation should the opportunity for a favorable potential transaction arise in the future. The Board also believes that the Articles Amendment is prudent in light of a declining trend in the percentage of outstanding shares present in person or by proxy and voting over the past three annual meetings of shareholders, which could limit the ability of the Board of Directors to negotiate or complete a transaction otherwise considered to be in the best interests of the Corporation.

The Proposed Articles Amendment

The proposal to approve the Articles Amendment provides for Article 13 of the Corporation’s articles of incorporation to be amended to read in its entirety as follows (with additions shown as underlined):

“13. No merger, consolidation, liquidation or dissolution of the corporation nor any action that would result in the sale or other disposition of all or substantially all of the assets of the corporation shall be valid unless first approved by the affirmative vote of the holders of at least sixty-six and 2/3 percent (66-2/3%) of the outstanding shares of Common Stock. The immediately preceding sentence shall not apply to any merger, consolidation, liquidation or dissolution of the corporation nor any action that would result in the sale or other disposition of all or substantially all of the assets of the corporation if any such transaction or action is approved in advance by the affirmative vote of seventy-five percent (75%) or more of the members of the Board of Directors.

Notwithstanding the foregoing, this Article 13 shall not apply to any merger, consolidation, share exchange or similar transaction involving the Corporation if (i) members of the Board of Directors of the Corporation will constitute at least a majority of the Board of Directors of the surviving or new corporation or entity immediately after the transaction and (ii) shareholders of the Corporation will hold in the aggregate voting shares of the surviving or new corporation or entity to be outstanding immediately after completion of the transaction entitled to cast at least a majority of the votes entitled to be cast generally for the election of directors. This Article may not be amended unless first approved by the affirmative vote of the holders of at least sixty-six and two thirds percent (66-2/3%) of the outstanding shares of Common Stock in addition to any other vote of security holders otherwise required by these Articles of Incorporation or by law.”

Legal Effectiveness of Proposed Articles Amendment

If shareholders approve the Articles Amendment by an affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of Common Stock, the Corporation will file with the Secretary of State of the Commonwealth of Pennsylvania articles of amendment setting forth the Articles Amendment. The Articles Amendment will become effective upon such filing. The Board of Directors reserves the right, notwithstanding shareholder approval of the Articles Amendment and without further action by our shareholders, not to proceed with the Articles Amendment at any time before the filing the articles of amendment.

If shareholders do not approve the Articles Amendment by the requisite vote, then the articles of amendment setting forth the Articles Amendment will not be filed with the Secretary of State of the Commonwealth of Pennsylvania, and the current provisions of Article 13 of the Corporation’s articles of incorporation will continue to apply without change.

Required Vote

The affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of Common Stock entitled to vote is required for approval of the Articles Amendment. Consequently, broker non-votes and abstentions will effectively act as a vote against approval of the Articles Amendment. All proxies will be voted ”FOR” the approval of the Articles Amendment, unless a shareholder specifies to the contrary on such shareholder’s proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 1 TO APPROVE THE ARTICLES AMENDMENT.

PROPOSAL NO. 2
AUTHORIZATION TO VOTE ON ADJOURNMENT PROPOSAL

General

If, at the Special Meeting, the number of shares of Common Stock, present in person or by proxy, is insufficient to constitute a quorum or the number of shares of Common Stock voting in favor is insufficient to approve the Articles Amendment, the Corporation’s management intends to adjourn the Special Meeting in order to provide the Corporation’s Board of Directors more time to solicit additional proxies. In that event, the Corporation will ask its shareholders to vote only upon the Adjournment Proposal and not the proposal relating to approval of the Articles Amendment.

In this Proposal No. 2, the Corporation is requesting shareholders to grant discretionary authority to the holder of any proxy solicited by the Corporation’s Board of Directors so that such holder can vote “FOR” the proposal to adjourn the Special Meeting to solicit additional proxies, if necessary or appropriate. If shareholders approve the Adjournment Proposal, the Corporation could adjourn the Special Meeting, and any adjourned session of the Special Meeting, and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders who have previously voted.

Generally, if the Special Meeting is adjourned, no notice of the adjourned meeting is required to be given to shareholders, other than an announcement at the Special Meeting of the place, date and time to which the meeting is adjourned.

Required Vote

The affirmative vote of a majority of all votes cast at the Special Meeting is required to approve Proposal No. 2. Abstentions and broker non-votes will not constitute or be counted as votes cast and, consequently, will not affect the vote on this adjournment proposal. All proxies will be voted “FOR” approval of Proposal No. 2, unless a shareholder specifies to the contrary on such shareholder’s proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2 TO AUTHORIZE ONE OR MORE ADJOURNMENTS OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN THE EVENT THAT THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE ARTICLES AMENDMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 15, 2022, information regarding the number of shares and percentage of the outstanding shares of Common Stock beneficially owned by each director, executive officer, and all directors and executive officers as a group, and by each person known by the Corporation to beneficially own 5% or more of the Common Stock.  Unless otherwise indicated in a footnote, shares of our Common Stock have not been pledged as security.

Executive Officers and Directors	Principal Occupation for Past Five Years	Amount & Nature of Beneficial Ownership		% of Total Shares Outstanding
Daniel K. Brewer	Retired; Former Principal of Brewer and Company, LLC	9,748	(1)	0.14%
Aron M. Carter	Senior Vice President of the Corporation	935	(2)	0.01%
Michael J. Casale, Jr.	Chairman of the Board of JSSB, Principal, Michael J. Casale, Jr., Esq., LLC	30,398	(3)	0.43%
William J. Edwards	President & Owner of JEB Environmental Technologies, Inc.	43,663	(4)	0.62%
James M. Furey, II	Retired President & Former Owner of Eastern Wood Products	20,009	(5)	0.28%
Richard A. Grafmyre	Chief Executive Officer of the Corporation	17,493	(6)	0.25%
D. Michael Hawbaker	Executive Vice President of Glenn O. Hawbaker, Inc.	9,298	(7)	0.13%
Michelle M. Karas	Senior Vice President, Secretary, & Chief Data Officer of the Corporation	1,525	(8)	0.02%
Leroy H. Keiler, III	Leroy H. Keiler, III, Attorney at Law	3,674	(9)	0.05%
Cameron W. Kephart	Executive Vice President of Susquehanna Transit Company	5,175	(10)	0.07%
Brian L. Knepp	President & Chief Financial Officer of the Corporation	15,481	(11)	0.22%
Charles E. Kranich, II	President of Kranich’s Jewelers, Inc.	26,286	(12)	0.37%
Robert Q. Miller	President and co-owner of Miller Brothers Auto Sales, Inc. and Mor Car Rentals	4,977	(13)	0.07%
John G. Nackley	President and CEO of InterMetro Industries Corporation	14,083	(14)	0.20%
R. Edward Nestlerode, Jr.	Chairman of the Board of the Corporation, President and Chief Executive Officer of Nestlerode Contracting Co., Inc.	43,566	(15)	0.62%
Jill F. Schwartz	Senior Partner of Wyoming Weavers; President of Fortune Fabrics, Inc.; Owner of Gosh Yarn It!	24,000	(16)	0.34%
Ronald A. Walko	Retired; Former President & Chief Executive Officer of the Corporation and JSSB	35,711	(17)	0.51%
		306,022		4.34%

(1)	Shares held individually.
(2)	Shares held individually.
(3)	Includes 3,141 shares held individually and 27,257 shares held jointly with his spouse.
(4)	Shares held individually.
(5)	Includes 6,994 shares held individually, 10,570 shares held jointly with his spouse, and 2,445 shares held by his spouse.
(6)	Includes 16,693 shares held individually and 800 shares held by his spouse.
(7)	Includes 3,048 shares held individually and 6,250 shares held jointly with his spouse.
(8)	Shares held individually.
(9)	Includes 2,378 shares held individually and 1,296 shares held jointly with his spouse.
(10)	Includes 3,048 shares held individually and 2,127 shares held jointly with his spouse.
(11)	Includes 8,367 shares held individually and 7,114 shares held jointly with his spouse.
(12)	Shares held individually.
(13)	Includes 4,629 shares held individually and 348 shares held jointly with his spouse.
(14)	Shares held individually.
(15)	Includes 21,824 shares held individually, 16,358 shares held jointly with his spouse, 2,077 shares held by his spouse, 608 shares held by his son, and 2,699 shares held by Nestlerode Contracting Co., Inc.
(16)	Shares held individually.
(17)	Includes 4,653 shares held individually, 30,164 shares held jointly with his spouse and children, 656 shares held by his spouse, and 238 shares held jointly by his spouse and children.

SHAREHOLDER PROPOSALS FOR 2023 ANNUAL MEETING OF SHAREHOLDERS

The Corporation currently expects to hold its 2023 annual meeting of shareholders as a virtual meeting on April 25, 2023.

Applicable SEC regulations permit shareholders to submit proposals for inclusion in the Corporation’s proxy materials and consideration at annual meetings of shareholders. Any such proposals for the Corporation’s Annual Meeting of Shareholders to be held in 2023 must be submitted in writing to the President of Penns Woods Bancorp, Inc., at its principal executive office, 300 Market Street, Williamsport, PA 17701, on or before November 26, 2022 and must follow the procedures required by SEC Rule 14a-8 in order to be included in proxy materials relating to that meeting.

A shareholder proposal submitted after November 26, 2022, or which does not otherwise meet the requirements of the SEC, will not be included in the Corporation’s proxy statement for the annual meeting to be held in 2023, but may be presented for consideration at the annual meeting, if submitted to the Secretary of the Corporation not less than ninety (90) days or more than one hundred fifty (150) days prior to the annual meeting, which proposal must contain certain information required by the bylaws. The date of the 2023 annual meeting is presently expected to occur on April 25, 2023. Accordingly, a shareholder intending to present such a proposal for consideration at the 2023 annual meeting of shareholders must provide notice of the matter no sooner than November 27, 2022 and no later than January 25, 2023 in the manner set forth in the bylaws; otherwise, the proposal may be disregarded for purposes of the 2023 annual meeting of shareholders and, in any event, the proxy holders of the board of directors would generally have discretionary authority to vote on such proposal at the annual meeting.

Nominations for director to be made at an annual meeting of shareholders by shareholders entitled to vote for the election of directors must be submitted to the Secretary of the Corporation not less than ninety (90) and not more than one hundred fifty (150) days prior to the date of an annual meeting, and the notice of nomination must contain certain information specified in the bylaws. The date of the 2023 annual meeting of shareholders is presently expected to occur on April 23, 2023. Accordingly, a shareholder intending to nominate an individual for director at the 2023 annual meeting must provide notice and the information specified by the bylaws no sooner than November 7, 2022 and no later than January 25, 2023; otherwise, the nomination may be disregarded for purposes of the 2023 annual meeting of shareholders.

SHAREHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that allow a company to deliver a single proxy statement to an address shared by two or more of its shareholders. This method of delivery, known as “householding,” permits the Corporation to realize significant cost savings, reduces the amount of duplicate information shareholders receive, and reduces the environmental impact of printing and mailing documents to our shareholders. Under this process, certain shareholders will receive only one copy of the Corporation’s proxy materials and any additional proxy materials that are delivered until such time as one or more of these shareholders notifies the Corporation that they want to receive separate copies. Any shareholders who object to or wish to begin householding may notify Michelle M. Karas, Corporate Secretary, Penns Woods Bancorp, Inc., 300 Market Street, Williamsport, PA 17701.

OTHER MATTERS

This Proxy Statement is posted on the Corporation’s website at https://www.pwod.com/ and is also available from the SEC at its website at www.sec.gov.

The Board of Directors does not know of any other matters to be presented at the Special Meeting. Under the Corporation’s bylaws and the BCL, business to be transacted at special meetings of shareholders is confined to the objects stated in the notice and matters germane thereto unless all shareholders entitled to vote are present and have otherwise consented thereto. If any additional matters are properly presented at the Special Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our Common Stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our Common Stock be represented at the Special Meeting, regardless of the number of shares that you hold. You are, therefore, requested to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

By order of the Board of Directors

Richard A. Grafmyre
Chief Executive Officer

Dated: September 2, 2022

1UPX Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03OH1B + + Proposals — The Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2. A 1. Approval to amend Article 13 of the Corporation’s articles of incorporation (the “Articles Amendment”) to eliminate the 66 2/3% supermajority shareholder vote required by Article 13 to approve a merger, consolidation, liquidation, or dissolution of the Corporation, or any action that would result in the sale or disposition of all or substantially all of the Corporation, provided that the subject transaction is approved in advance by the affirmative vote of 75% or more of the members of the Corporation’s Board of Directors. For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Special Meeting Proxy Card 2. Approval of proposal to authorize one or more adjournments of the Special Meeting, if necessary or appropriate, in the event that there are not sufficient votes at the time of the Special Meeting to approve the Articles Amendment. 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMMMM MMMMMMMMMMMMMMM 550348 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # Δ≈ Online Go to www.investorvote.com/pwod or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/PWOD Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada You may vote online or by phone instead of mailing this card. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/PWOD Notice of 2022 Special Meeting of Shareholders Proxy Solicited by Board of Directors for Special Meeting – November 15, 2022 Brian L. Knepp and Michelle M. Karas, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the virtual Special Meeting of Shareholders of Penns Woods Bancorp, Inc. to be held on Tuesday, November 15, 2022 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed on the reverse side hereof. If no such directions are indicated, shares represented hereby will be voted FOR Proposal 1 and FOR Proposal 2. In their discretion, the Proxies a re a uthorized to vote upon such other b usiness a s may properly c ome b efore the meeting, and any a djournment or postponement thereof. (Items to be voted appear on reverse side) Proxy — Penns Woods Bancorp, Inc. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + + Change of Address — Please print new address below. Comments — Please print your comments below. Non-Voting Items C The 2022 Special Meeting of Shareholders of Penns Woods Bancorp, Inc. will be held on Tuesday, November 15, 2022 at 9:00 A.M. local time, virtually via the internet at www.meetnow.global/MR69M5J. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.